                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

                       CONSOLIDATED WATER CO. LTD. REPORTS
                     HIGHER EARNINGS FOR SECOND QUARTER AND
                               FIRST HALF OF 2003

GEORGE TOWN, Cayman Islands, B.W.I. (August 14, 2003) -- Consolidated Water Co. Ltd. (Nasdaq National Market: "CWCO"), which develops and operates seawater conversion plants and water distribution systems in areas where natural supplies of drinking (i.e., potable) water are scarce, today reported its operating results for the second quarter and first half of 2003.

For the three months ended June 30, 2003, the Company's revenue increased 44% to approximately $4.8 million, compared with $3.3 million in the second quarter of 2002. Net income rose 25% to $1,013,041, or $0.23 per diluted share, in the most recent quarter, from $811,259, or $0.20 per diluted share, in the year-earlier period. The weighted average number of fully-diluted shares outstanding increased 7% to 4,369,010 in the second quarter of 2003, compared with 4,097,902 in the prior-year quarter.

Revenue for the six months ended June 30, 2003 increased 35% to a record of approximately $8.8 million, compared with $6.5 million in the corresponding period of the previous year. Net income increased 17% to $2,031,165, or $0.47 per diluted share, versus $1,737,760, or $0.43 per diluted share, in the prior-year period. The weighted average number of fully-diluted shares outstanding increased 6% to 4,310,270 in the first half of 2003, compared with 4,077,390 in the six months ended June 30, 2002.

"While retail water sales to customers in the Cayman Islands remained relatively flat due to continued softness in international tourism, our second quarter results benefited from the accretive impact of the acquisitions completed in February 2003," commented Rick McTaggart, President of Consolidated Water Co. Ltd. "Specifically, bulk water sales totaled $1.5 million in the most recent quarter, compared with less than $400,000 in the prior-year period, reflecting contributions from acquired water production facilities in the Cayman Islands and Barbados. We also recorded $382,241 in revenue derived from the provision of reverse osmosis plant design, construction, facility management and engineering services to third-party customers, whereas no service revenues were included in our operating results for the second quarter of 2002."

"While our gross profit increased 57% in the most recent quarter as a result of the acquisitions, general and administrative expenses more than doubled, also as a result of the acquisitions, along with increases in office rental and insurance costs. Higher interest and other financing expenses resulting from the acquisitions were partly offset by our share of the earnings contributed by new affiliates, allowing Consolidated to report record net income for both the second quarter and first half of 2003."

"The successful completion of a public stock offering on July 3, 2003, followed by the exercise of our underwriters' over-allotment option in early August, has allowed us to repay the bridge financing debt incurred to complete the acquisitions, and we expect interest costs to decline substantially during the second half of the year," continued McTaggart. "We also expect to reduce general and administrative expenses as we assimilate the corporate functions of our recent acquisitions."

"On July 30, 2003, we purchased from Bacardi & Co. an additional 13.5% of the shares of Waterfields Company Limited, which operates a reverse osmosis seawater conversion plant in Nassau (on the island of New Providence in the Bahamas), along with a management services agreement to operate the plant," noted Jeffrey Parker, Chairman and Chief Executive Officer of the Company. "This brings our current ownership in Waterfields to approximately 26.2%. We hope to complete a tender offer, conducted outside the United States, for most of the remaining Waterfields shares before the end of the current quarter, which will allow us to include the revenue and earnings from the 2.6 million gallon-per-day (US) Nassau plant in our consolidated operating results. Since New Providence, the most populated island in the Commonwealth of the Bahamas, currently imports water by barge in order to meet residential and commercial demand, we believe future increased production from the Waterfields facility will be welcomed by the plant's customer, the Water & Sewerage Corporation of the Bahamas Government."

"In light of the acquisition-related costs that were incurred during the first half of 2003, along with the impact of the post-9/11 slowdown in Caribbean tourism upon our traditional retail water business on Grand Cayman, we are very pleased with the achievement of record revenue and earnings for the first half of 2003," continued Parker. "Based upon currently available information, and assuming the successful completion of the Waterfields tender offer, we expect second half earnings to compare more favorably with prior-year reported results than was the case during the first two quarters of the year."

On July 31, 2003, the Company paid a quarterly cash dividend of $0.105 to shareholders of record on June 30, 2003. The Company has paid dividends to owners of its common and redeemable preferred shares since 1985. The Board of Directors has established a policy, but not a binding obligation, that it will seek to maintain a dividend payout ratio in the range of 50% to 60% of net income.

THE COMPANY WILL HOST AN INVESTOR CONFERENCE CALL AT 11:30 AM EDT TODAY, AUGUST 14, 2003, TO DISCUSS ITS OPERATING RESULTS FOR THE MOST RECENT QUARTER, THE OUTLOOK FOR THE FUTURE, AND RELATED ISSUES. TO PARTICIPATE IN THE CONFERENCE CALL, PLEASE DIAL 800-915-4836 (U.S.A. & CANADA) OR 973-317-5319 (OTHER CALLERS) A FEW MINUTES BEFORE 11:30 A.M. EDT. A REPLAY OF THE CONFERENCE CALL WILL BE AVAILABLE UNTIL AUGUST 21, 2003, BY DIALING 800-428-6051 (973-709-2089 FOR
INTERNATIONAL CALLERS) AND ENTERING THE ACCESS ID NUMBER 303310.

Consolidated Water Co. Ltd. is engaged in the development and operation of seawater conversion plants and/or water distribution systems in areas of the world where naturally occurring supplies of potable water are scarce or nonexistent. The Company currently operates water production and/or distribution facilities in the Cayman Islands, the British Virgin Islands, Barbados, Belize and the Commonwealth of the Bahamas.

The common stock of Consolidated Water Co. Ltd. is traded on the Nasdaq National Market under the symbol "CWCO". Additional information on the Company is available on its website at http://www.consolidated-water.com.

THIS PRESS RELEASE INCLUDES STATEMENTS THAT MAY CONSTITUTE "FORWARD-LOOKING" STATEMENTS, USUALLY CONTAINING THE WORDS "BELIEVE", "ESTIMATE", "PROJECT", "INTEND", "EXPECT" OR SIMILAR EXPRESSIONS. THESE STATEMENTS ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING



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

STATEMENTS INHERENTLY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. FACTORS THAT WOULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, CONTINUED ACCEPTANCE OF THE COMPANY'S PRODUCTS AND SERVICES IN THE MARKETPLACE, CHANGES IN ITS RELATIONSHIP WITH THE GOVERNMENTS OF THE JURISDICTIONS IN WHICH IT OPERATES, THE ABILITY TO SUCCESSFULLY SECURE CONTRACTS FOR WATER PROJECTS IN OTHER COUNTRIES, THE ABILITY TO DEVELOP AND OPERATE SUCH PROJECTS PROFITABLY, THE SUCCESSFUL COMPLETION OF THE COMPANY'S TENDER OFFER FOR SHARES OF WATERFIELDS COMPANY LIMITED, THE COMPANY'S ABILITY TO MANAGE GROWTH AND OTHER RISKS DETAILED IN THE COMPANY'S PERIODIC REPORT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. BY MAKING THESE FORWARD-LOOKING STATEMENTS, THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE THESE STATEMENTS FOR REVISIONS OR CHANGES AFTER THE DATE OF THIS RELEASE.


                    For further information, please contact:

      Frederick W. McTaggart, President at (345) 945-4277 or via e-mail at
                       info@cwco.com http://www.cwco.com
                                       or
   RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or
                        via e-mail at info@rjfalkner.com

                          (Financial Highlights Follow)





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
                           CONSOLIDATED WATER CO. LTD.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      (Expressed in United States Dollars)


                                                                                                  June 30,          December 31,
                                                                                                    2003               2002
                                                                                                 -----------        -----------
                                                                                                 (Unaudited)
                                                   ASSETS
CURRENT ASSETS
    Cash and cash equivalents                                                                      4,038,433              568,304
    Accounts receivable                                                                            2,463,187            1,406,947
    Inventory                                                                                        943,518              388,131
    Prepaid expenses and other assets                                                                407,452              370,429
    Deferred expenditures                                                                          1,573,857              887,856
    Current portion of loans receivable                                                            1,080,127                   --
                                                                                                 -----------          -----------
TOTAL CURRENT ASSETS                                                                              10,506,574            3,621,667

Loans receivable                                                                                   3,776,074                   --
Property, plant and equipment, net                                                                21,711,438           20,253,646
Investments in affiliates (Note 4)                                                                10,501,278               12,450
Intangible assets (Note 6)                                                                         6,045,990            1,619,874
Goodwill                                                                                           2,673,733                   --
                                                                                                 -----------          -----------
TOTAL ASSETS                                                                                     $55,215,087          $25,507,637
                                                                                                 ===========          ===========
                                    LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
    Dividends payable                                                                                506,209              508,444
    Accounts payable and other liabilities                                                         1,874,123            1,143,850
    Current portion of long term debt (Note 7)                                                     9,893,269              518,275
                                                                                                 -----------          -----------
TOTAL CURRENT LIABILITIES                                                                         12,273,601            2,170,569

Long term debt (Note 7)                                                                           17,368,571            2,074,609
Security deposits and other liabilities                                                              136,235              136,235
                                                                                                 -----------          -----------
TOTAL LIABILITIES                                                                                 29,778,407            4,381,413
                                                                                                 -----------          -----------
STOCKHOLDERS' EQUITY
    Redeemable preferred stock, $1.20 par value. Authorized                                          100,000
    shares; issued and outstanding 22,751 shares as at June 30, 2003 and
    19,740 shares at as December 31, 2002                                                             27,301               23,688
    Class A common stock, $1.20 par value. Authorized  9,840,000 shares;
    issued and outstanding 4,275,568 shares as at June 30, 2003 and
    3,993,419 shares at as December 31, 2002                                                       5,130,682            4,792,103
    Class B common stock, $1.20 par value. Authorized 60,000 shares;
    issued and  outstanding nil shares as at June 30, 2003 and nil shares
    as at December 31, 2002                                                                               --                   --
                                                                                                 -----------          -----------
    Stock and options earned but not issued                                                           97,115              424,841
    Additional paid-in capital                                                                    10,518,210            7,354,395
    Retained earnings                                                                              9,663,372            8,531,197
                                                                                                 -----------          -----------
TOTAL STOCKHOLDERS' EQUITY                                                                        25,436,680           21,126,224
                                                                                                 -----------          -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                       $55,215,087          $25,507,637
                                                                                                 ===========          ===========




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


                           CONSOLIDATED WATER CO. LTD.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
                      (Expressed in United States Dollars)



                                                          Three Months Ended                          Six Months Ended
                                                                 June 30,                                  June 30,
                                                  ---------------------------------           ---------------------------------
                                                      2003                  2002                 2003                  2002
                                                  -----------           -----------           -----------           -----------
Retail water sales                                  2,862,424             2,897,128             5,681,376             5,756,027
Bulk water sales                                    1,505,716               394,801             2,510,857               720,708
Service revenue                                       382,241                    --               576,873                    --
                                                  -----------           -----------           -----------           -----------
TOTAL REVENUE                                       4,750,381             3,291,929             8,769,106             6,476,735
                                                  -----------           -----------           -----------           -----------

Retail cost of sales                               (1,214,120)           (1,543,129)           (2,433,996)           (2,964,816)
Bulk cost of sales                                 (1,041,637)             (254,005)           (1,778,106)             (498,770)
Service cost of sales                                (143,139)                   --              (260,707)                   --
                                                  -----------           -----------           -----------           -----------
TOTAL COST OF SALES                                (2,398,896)           (1,797,134)           (4,472,809)           (3,463,586)
                                                  -----------           -----------           -----------           -----------

GROSS PROFIT                                        2,351,485             1,494,795             4,296,297             3,013,149

General and administrative expenses                (1,328,090)             (658,246)           (2,356,716)           (1,236,984)
                                                  -----------           -----------           -----------           -----------

INCOME FROM OPERATIONS                              1,023,395               836,549             1,939,581             1,776,165
                                                  -----------           -----------           -----------           -----------

Other income (expenses):
    Interest income                                    16,740                    --                32,371                 6,040
    Interest expenses                                 (31,181)             (558,884)              (52,272)
                                                                                                                       (367,491)
    Other income                                      100,345                 5,891               191,608                 7,827
    Equity in earnings of affiliates                  255,572                    --               448,002                    --
                                                  -----------           -----------           -----------           -----------

                                                        5,166               (25,290)              113,097               (38,405)
                                                  -----------           -----------           -----------           -----------

NET INCOME BEFORE INCOME TAXES                      1,028,561               811,259             2,052,678             1,737,760

     Income taxes                                     (15,520)                   --               (21,513)                   --
                                                  -----------           -----------           -----------           -----------

NET INCOME                                        $ 1,013,041           $   811,259           $ 2,031,165           $ 1,737,760
                                                  ===========           ===========           ===========           ===========

BASIC EARNINGS PER SHARE                          $      0.24           $      0.20           $      0.48           $      0.44
                                                  ===========           ===========           ===========           ===========

DILUTED EARNINGS PER COMMON SHARE                 $      0.23           $      0.20           $      0.47           $      0.43
                                                  ===========           ===========           ===========           ===========

DIVIDENDS DECLARED PER SHARE                      $     0.105           $     0.105           $      0.21           $      0.21
                                                  ===========           ===========           ===========           ===========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
USED IN THE DETERMINATION OF:

     Basic earnings per share                       4,273,574             3,978,827             4,198,056             3,951,172

     Diluted earnings per share                     4,369,010             4,097,902             4,310,270             4,077,390





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